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Exhibit No. 24

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Butler International, Inc. on Form S-8 of our reports dated March 14, 1995, appearing in the Annual Report on Form 10-K of Butler International, Inc. for the year ended December 31, 1994.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Parsippany, New Jersey
April 7, 1995